EXHIBIT 10.2

SECOND AMENDMENT
TO
EXECUTIVE SEVERANCE AGREEMENT

THIS SECOND amendment to executive severance agreement (the “Second Amendment”) is made as of July 10, 2015 by and between David W. Trahan (“Executive”) and Conn’s, Inc. (the “Company”).

WHEREAS, the Company and Executive are parties to an Executive Severance Agreement, dated September 1, 2011, as amended by that Amendment to Severance Agreement, dated December 3, 2013 (collectively, the “Agreement”);

WHEREAS, the Company and Executive now desire to further amend the Agreement in the manner set forth herein and pursuant to the terms of this Second Amendment.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Term of Agreement.  This Agreement will commence on the Effective Date and will continue in effect for one (1) year from such date, and shall automatically renew for successive one (1) year periods unless terminated by mutual written agreement of Executive and Company prior to the end of the then-existing term.”
2.    Continuing Effect. The parties hereby acknowledge and agree that, except as expressly amended hereby, the Agreement remains in full force and effect in accordance with its terms and that this Second Amendment, together with the Agreement, reflects the entire agreement of the parties hereto. Capitalized terms not otherwise defined in this Second Amendment shall have the meanings set forth in the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment effective as of the date first written above.

CONN'S, INC.
By:	/s/ Robert F. Bell
Name:	Robert F. Bell
Title:	Vice President and General Counsel

EXECUTIVE
By:	/s/ David W. Trahan
Name:	David W. Trahan